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                                                               EXHIBIT 5.1


                          [Wildman Harrold Letterhead]







                                September 6, 2001


Rogers International Raw Materials Fund, L.P.
c/o  Beeland Management Company, L.L.C.
1000 Hart Road
Barrington, Illinois 60010

         Re:      Rogers International Raw Materials Fund, L.P.

Ladies and Gentlemen:

         We have acted as counsel for Rogers International Raw Materials Fund, L.P. (the "Partnership"), a limited partnership organized under the Illinois Revised Uniform Limited Partnership Act (the "Act"), in connection with the preparation and filing with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement"), relating to 2,000,000 units of limited partnership interests in the Partnership (the "Units").

         In this connection, we have examined originals or photostatic or certified copies of all such documents, records, certificates and agreements as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         On the basis of the foregoing and assuming that (i) those persons and entities who subscribe for Units (the "Limited Partners") in the offering described in the Prospectus which is included within the Registration Statement (the "Prospectus") have appropriately completed, executed and delivered a Subscription Agreement to the General Partner of the Partnership (the "General Partner"), (ii) the General Partner has duly accepted such persons as limited partners of the Partnership, (iii) each Limited Partner has paid to the Partnership the full

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September 6, 2001
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consideration due for the Units subscribed to by the Limited Partner, (iv)
the Limited Partners do not participate in the control of the business of the Partnership, and (v) at least 50,000 Units are in fact sold, as described in the Prospectus and the Partnership's Limited Partnership Agreement (the "Agreement"), we are of the opinion that: (a) the Units to be issued to the Limited Partners have been duly authorized, and, when issued, will be validly issued and outstanding, fully paid and nonassessable limited partnership interests in the Partnership, and (b) the Limited Partners will be entitled to all of the benefits of limited partners as provided in the Agreement.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ Wildman, Harrold, Allen & Dixon

                                    WILDMAN, HARROLD, ALLEN & DIXON